Exhibit 10.1

AMENDMENT TO TRANSFER AGENCY AND REGISTRAR SERVICES AGREEMENT

This Amendment (this “Amendment”), is made as of April 1, 2024 (the “Effective Date”) amends that certain Transfer Agency and Registrar Services Agreement, dated as of November 2, 2023, by and between SENIOR CREDIT INVESTMENTS LLC (the “Company”) and Equiniti Trust Company, LLC (f/k/a American Stock Transfer & Trust Company, LLC), a New York limited liability trust company (“Equiniti”; together with the Company, the “Parties” and each, a “Party”).

1.
Definitions. Any capitalized term used in this Amendment shall have the same meaning as in the Agreement unless the context herein specifically states otherwise.
2.
Amendments. As of the Effective Date, the Agreement is hereby amended as follows:
(a)
References to “American Stock Transfer & Trust Company, LLC” in the Agreement shall be replaced with “Equiniti Trust Company, LLC” and it shall be understood that “Contractor” shall hereafter refer to Equiniti Trust Company, LLC.
(b)
Addition of Dividend Reinvestment Plan. Automatically uses the proceeds generated from dividend stocks to purchase more shares of the company.
(c)
Fee Schedule. Additional fee for Dividend Reinvestment Plan to be a one-time set up fee of $500 to implement DRP, and an increase to the monthly administration fee by $350.

3.
Limited Effect. Except as expressly provided in this Amendment, all of the terms and provisions of the Agreement are and will remain in full force and effect and are hereby ratified and confirmed by the Parties. Without limiting the generality of the foregoing, the amendment contained herein will not be construed as an amendment to or waiver of any other provision of the Agreement or as a waiver of or consent to any further or future action on the part of either Party that would require the waiver or consent of the other Party. On and after the Effective Date, each reference in the Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import will mean and be a reference to the Agreement, as amended by this Amendment.
4.
Representations and Warranties. Each Party hereby represents and warrants to the other Party that:
(a)
It has the full right, corporate power and authority to enter into this Amendment and to perform its obligations hereunder and under the Agreement as amended by this Amendment.

(b)
This Amendment has been executed and delivered by such Party and (assuming due authorization, execution and delivery by the other Party hereto) constitutes the legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms except as may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws and equitable principles related to or affecting creditors’ rights generally or the effect of general principles of equity.
5.
Miscellaneous.
(a)
This Amendment shall inure to the benefit of and be binding upon each of the Parties and each of their respective permitted successors and permitted assigns.
(b)
This Amendment may be executed in counterparts, each of which is deemed an original, but all of which constitutes one and the same agreement. Delivery of an executed counterpart of this

Amendment electronically or by facsimile shall be effective as delivery of an original executed counterpart of this Amendment.

(c)
This Amendment constitutes the sole and entire agreement of the Parties with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter.

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IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first written above.

SENIOR CREDIT INVESTMENTS, LLC

By /s/ Adam Klepack

Name: Adam Klepack

Title: General Counsel

EQUINITI TRUST COMPANY, LLC

By /s/ Carlos Pinto

Name: Carlos Pinto

Title: Senior Vice President, Director